UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

Flexsteel Industries Inc

(Exact name of Registrant as Specified in Its Charter)

Minnesota	0-5151	42-0442319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

385 Bell Street
Dubuque, Iowa		52001-7004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (563) 556-7730

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FLXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Flexsteel Industries, Inc. (the “Company”) Annual Meeting of Shareholders (“Annual Meeting”) on December 10, 2025, the Company’s shareholders approved an amendment to the Flexsteel Industries, Inc. 2022 Equity Incentive Plan (the “Amended Plan”) to increase the shares authorized under the plan by 150,000 and certain other amendments. The Amended Plan is a long-term incentive plan pursuant to which awards may be granted to certain employees, independent contractors and directors of the Company, in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares or other stock-based awards.

The foregoing description of the Amended Plan is not complete and is qualified in its entirety by the complete terms and conditions of the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. In addition, a description of the material terms of the Amended Plan was included in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on October 24, 2025.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company's Annual Meeting, the Company's shareholders took the following actions:

1.
The shareholders elected two Class III directors to serve as members of the Company’s Board of Directors until the year 2028 Annual Meeting and until their respective successors have been elected and qualified or until their earlier director class reassignment, resignation, removal, retirement or termination. The shareholders present in person or by proxy cast the following number of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld
William S. Creekmuir	3,908,107	216,248
M. Scott Culbreth	3,931,970	192,385

2.
The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers. There were 3,963,794 votes cast for the proposal; 120,529 votes were cast against the proposal; 40,032 votes abstained, and there were 0 broker non-votes.
3.
The shareholders approved the frequency with which future stockholder advisory votes to approve on the Company’s executive compensation, as described by the Company’s proxy statement. There were 3,759,569 votes cast for 1 year; 2,556 votes cast 2 years; 357,306 votes cast for 3 years; and 4,924 votes abstained.
4.
The shareholders approved the amendment to the Flexsteel Industries, Inc. 2022 Equity Incentive Plan. There were 3,803,550 votes cast for the proposal; 312,696 votes were cast against the proposal; 8,109 votes abstained, and there were 0 broker non-votes.

After consideration of the voting results, the Company’s Board of Directors determined that the Company will conduct future stockholder advisory votes regarding compensation awarded to its named executive officers on an annual basis until the next advisory shareholder vote on the frequency of these advisory votes is held, which is currently required to be held at least once every six years.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description
10.1 Flexsteel Industries, Inc. Amended 2022 Equity Incentive Plan
104 Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.

Date:	December 16, 2025	By:	/s/ Michael J. Ressler
Michael J. Ressler Chief Financial Officer